SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

               Date of report (Date of earliest event reported): November 12, 2003

ROADWAY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-32821	34-1956254

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1977 Gorge Boulevard, Akron, Ohio		44310

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(330) 384-1717

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.

Exhibit
Number	Description

99.1	Notice to Executive Officers and Directors concerning a blackout period under the Roadway Corporation 401(k) Stock Savings Plan

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit lans

     On November 17, 2003, Roadway Corporation (the “Registrant”) sent a notice to its executive officers and directors informing them that a blackout period under the Roadway Corporation 401(k) Stock Savings Plan (the “401(k) Plan”) is expected to begin during the week of December 1, 2003 and end during the week of December 22, 2003 in connection with the merger (the “Merger”) of the Registrant with and into a wholly owned subsidiary of Yellow Corporation. The Registrant sent a notice to all 401(k) Plan participants on November 12, 2003 informing them of the blackout period. The blackout period will begin after the close of business on the seventh trading day prior to the effective date of the Merger and will end after the merger consideration received by the 401(k) Plan is allocated to individual participant accounts. According, the above-mentioned expected dates are based on the assumption that the effective date of the Merger will be shortly after the respective special stockholder meetings of the Registrant and Yellow Corporation, each of which is scheduled for December 9, 2003. If the effective date of the Merger is not at the expected time, the beginning and ending dates of the blackout period will be delayed until the effective date of the Merger has been set. The Registrant received the notice pursuant to section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 on November 12, 2003.

     The blackout period under the 401(k) Plan is necessary so that the 401(k) Plan’s recordkeeper may properly administer the exchange election set forth in the Agreement and Plan of Merger, and described in the Joint Proxy Statement/Prospectus, dated October 17, 2003, as it applies to shares of the Registrant’s common stock held by the 401(k) Plan. During the blackout period, the executive officers and directors of the Registrant will be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring certain equity securities of the Registrant.

     A copy of the notice sent to the Registrant’s executive officers and directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADWAY CORPORATION

By: /s/ Joseph R. Boni III Name: Joseph R. Boni III Title: Treasurer

Date: November 17, 2003

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Notice to Executive Officers and Directors concerning a blackout period under the Roadway Corporation 401(k) Stock Savings Plan